SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), dated August 23, 2017, is being delivered to Mark D. Burish (the “Subscriber”) in connection with his investment in the securities of Sonic Foundry, Inc. a Maryland corporation (“Sonic Foundry”).  Sonic Foundry is selling $1,000,000 of shares (individually, a “Share” and collectively, the “Shares”) of Series A Preferred Stock, $.01 par value, at a purchase price of $762.85 per Share (the “Per Share Purchase Price”). The terms of the Series A Preferred Stock are set forth in the corporate charter of Sonic Foundry, as filed with the Maryland Department of Assessments and Taxation.

This Subscription Agreement is on the terms and conditions set forth below.

WHEREAS, Sonic Foundry had previously formed a special committee of disinterested directors to discuss and negotiate the terms of an investment in preferred stock by Mark Burish; and

WHEREAS, the committee had met several times to discuss and negotiate such terms; and

WHEREAS, on or about May 25, 2017, such terms were finalized and the committee of disinterested directors unanimously approved such terms; and

WHEREAS, the terms of the Series A Preferred Stock issuance were also agreed to by Mark Burish; and

WHEREAS, pursuant to the terms of a Subscription Agreement entered into on May 30, 2017 (the “May Subscription Agreement”), which set forth the terms of the preferred stock investment, Sonic Foundry and Mark Burish agreed that Burish shall commit $ 750,000 for the Shares consisting of a first tranche of $500,000, and, at Sonic Foundry’s election, a second tranches of $250,000; and

WHEREAS, pursuant thereto: (i) on May 30, 2017, Mark Burish purchased $500,000 of Shares; (ii) on June 7, 2017, Andrew Burish, an assignee of Mark Burish pursuant to the May Subscription Agreement, purchased $200,000 of Shares, and (iii) on June 8, 2017, Mark Burish purchased $50,000 of Shares; and

WHEREAS, Mark Burish has agreed to purchase, and the Company has agreed to sell, an additional $1,000,000 of Shares on the terms and conditions set forth below.

NOW, THEREFORE, the undersigned agrees with Sonic Foundry as follows:

1.           SUBSCRIPTION AND PURCHASE PRICE

(a)           Subscription.  Subject to the conditions set forth in Section 2 hereof, the Subscriber hereby subscribes for and agrees to purchase that number of Shares determined by dividing $1,000,000 (the “Aggregate Purchase Price”) by the Per Share Purchase Price set forth on the first page of this Agreement, on the terms and conditions described herein.

(b)           Purchase of First Tranche of Shares.  The Subscriber understands and acknowledges that the purchase price to be remitted to Sonic Foundry in exchange for the issuance of the first tranche of Shares shall be $500,000 (the “Aggregate First Tranche Purchase Price”) for the number of Shares determined by dividing $500,000 by the Per Share Purchase Price. The Subscriber’s delivery of this Agreement to Sonic Foundry shall be accompanied by payment of $500,000, payable in United States Dollars, by wire transfer of immediately available funds delivered to Sonic Foundry.  The Subscriber understands and agrees that, subject to Section 2 and applicable laws, by executing this Agreement, it is entering into a binding agreement to purchase a total of $1,000,000 of Shares.

(c)           Purchase of Second Tranche of Shares.  The Subscriber understands and acknowledges that, upon notice given to Subscriber by Sonic Foundry at any time prior to August 23, 2018, the Subscriber shall, within three business days of such notice, remit to Sonic Foundry the amount of $500,000 (the “Second Tranche Purchase Price”) in exchange for the issuance of the second tranche of Shares. The number of Shares to be issued in exchange for Second Tranche Purchase Price shall be determined by dividing $500,000 by the Per Share Purchase Price.

(d)     Assignment of Subscription. The subscriber may assign his agreement to purchase all or a portion of the $1,000,000 Shares hereunder to one or more third parties, subject to the consent of Sonic Foundry, which shall not be unreasonably withheld. Subscriber shall not be relieved from his obligations hereunder until such third part(ies) close on any such purchase of Shares

  2.           ACCEPTANCE AND CLOSING PROCEDURES

(a)           Acceptance. Subject to full, faithful and punctual performance and discharge by Sonic Foundry of all of its duties, obligations and responsibilities as set forth in this Agreement, the Subscriber shall be legally bound to purchase the Shares pursuant to the terms and conditions set forth in this Agreement.

(b)           Closing.  The closing of the purchase and sale of the First Tranche of Shares hereunder (the “Initial Closing”) shall take place upon execution of this Agreement. The closing of the purchase and sale of the second tranche of Shares hereunder (the “Subsequent Closing”) shall take place as soon as practicable after Sonic Foundry’s receipt of the Second Tranche Purchase Price. The Shares purchased by the Subscriber in each closing will be delivered promptly at the Initial Closing and at the Subsequent Closing.

(c)           Extraordinary Events Regarding Common Stock.  In the event that, after the date of this Agreement, Sonic Foundry shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Per Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Per Share Purchase Price then in effect. The Per Share Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein. The number of Shares that the Subscriber shall thereafter be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section) be issuable on such exercise by a fraction of which (a) the numerator is the Per Share Purchase Price that would otherwise (but for the provisions of this Section) be in effect, and (b) the denominator is the Per Share Purchase Price then in effect.

3.           THE SUBSCRIBER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

The Subscriber, hereby acknowledges, agrees with and represents, warrants and covenants to Sonic Foundry, as follows:

(a)           The Subscriber has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Subscriber, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b)          The Subscriber represents and warrants to Sonic Foundry and its affiliates as follow
(i)           The Subscriber is acquiring the Shares solely for the Subscriber’s own     beneficial account, for investment purposes, and not with a view towards, or resale in     connection with, any distribution of the Shares.
(ii)           The Subscriber (together with his Advisors, if any) has received all documents     requested by the Subscriber, if any, and has carefully reviewed them and understands the information contained therein, prior to the execution of this Agreement.

(c)     The Subscriber understands that the Shares have not been registered under the Securities Act of 1933 (the “Securities Act”), the securities laws of any state or the securities laws of any other jurisdiction, nor is such registration contemplated.

(d)     The Subscriber (i) will not transfer, deliver or assign the Shares, or any interest therein, except in accordance with state and federal securities laws and (ii) is acquiring the Shares to be acquired hereunder for the Subscriber’s own account for investment purposes only and not with a view to assignment, resale or distribution. The Subscriber will not transfer the Shares unless such Shares are registered under the Securities Act and applicable state securities laws or the transfer is exempt therefrom. The Subscriber understands that Sonic Foundry is making no representation as to the availability of Rule 144 under the Securities Act or any other exemption from registration.

(e)           The Subscriber has carefully considered the potential risks relating to Sonic Foundry and a purchase of the Shares, and fully understands that the Shares are a speculative investment that involve a high degree of risk of loss of the Subscriber’s entire investment.

(f)           No oral or written representations or warranties have been made, or information furnished, to the Subscriber or his Advisors, if any, by Sonic Foundry or any of its officers, employees, agents, sub-agents, affiliates, advisors or subsidiaries in connection with the purchase of the Shares hereby, other than any representations of Sonic Foundry contained herein, and in subscribing for the Shares the Subscriber is not relying upon any representations other than those contained herein.

(g)           The Subscriber has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

 4.           SONIC FOUNDRY’S REPRESENTATIONS, WARRANTIES AND COVENANTS

Sonic Foundry hereby acknowledges, agrees with and represents, warrants and covenants to the Subscriber, as follows:

(a) Organization and Qualification.  Sonic Foundry is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.  All actions on the part of Sonic Foundry and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the performance of all of Sonic Foundry's obligations under this Agreement, have been taken or will be taken prior to the Closing.  This Agreement has been duly executed and delivered by Sonic Foundry, and this Agreement is a legal, valid and binding obligation of Sonic Foundry, enforceable against Sonic Foundry in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b)           Issuance of Shares.  The Shares to be issued to the Subscriber pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and non-assessable.

 5.           MISCELLANEOUS PROVISIONS

(a)           All parties hereto have been represented by counsel, and no inference shall be drawn in favor of or against any party by virtue of the fact that such party’s counsel was or was not the principal draftsman of this Agreement.

(b)           Each of the parties hereto shall be responsible to pay the costs and expenses of its own legal counsel in connection with the preparation and review of this Agreement and related documentation.

(c)           Neither this Agreement, nor any provisions hereof, shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

(d)           The representations, warranties and agreement of the Subscriber and Sonic Foundry made in this Agreement shall survive the execution and delivery of this Agreement and the delivery of the Securities.

(e)           Any party may send any notice, request, demand, claim or other communication hereunder to the Subscriber at the address set forth on the signature page of this Agreement or to Sonic Foundry at its primary office (including personal delivery, expedited courier, messenger service, fax, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties written notice in the manner herein set forth.

(f)           Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties to this Agreement and their heirs, executors, administrators, successors, legal representatives and assigns.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

(g)           This Agreement is not transferable or assignable by the Subscriber.

(i)           Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except in writing signed by both Sonic Foundry and the Subscriber.

(j)           This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without giving effect to conflicts of law principles.

(k)           Sonic Foundry and the Subscriber hereby agree that any dispute that may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in the City of Madison, Wisconsin and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of Wisconsin located in the City of Madison, with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, postage prepaid, in care of the address set forth herein or such other address as either party shall furnish in writing to the other.

(l)           WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(m)           This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Subscriber has executed this Agreement on the 23rd day of August, 2017.

/s/ Mark D. Burish_________________________
Mark D. Burish

ACCEPTED this 23rd day of August, 2017, on behalf of Sonic Foundry, Inc.

By: /s/ Gary Weis______________________________
Name: Gary Weis
Title: CEO

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